Exhibit 99.3

STERLING BANCORP AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed consolidated financial information and explanatory notes show the impact on the historical financial positions and results of operations of Sterling Bancorp and Astoria Financial Corporation (“Astoria” or “AFC”) and have been prepared to illustrate the effects of the merger of Astoria with and into Sterling Bancorp, with Sterling Bancorp surviving as the surviving corporation (the “Merger”), under the acquisition method of accounting with Sterling Bancorp treated as the acquirer. (Please see the “Explanatory Note” included in the beginning of this Current Report Amendment No. 1 on Form 8-K/A.)

Under the acquisition method of accounting, the assets and liabilities of Astoria, as of the effective date of the Merger, were recorded by Sterling Bancorp at their respective fair values and the excess of the Merger consideration over the fair value of Astoria’s net assets was allocated to goodwill. The unaudited pro forma combined condensed consolidated balance sheet as of June 30, 2017 is presented as if the Merger with Astoria had occurred on June 30, 2017. The unaudited pro forma combined condensed consolidated statements of income for the six months ended June 30, 2017 and year ended December 31, 2016 are presented as if the Merger had occurred on January 1, 2016. The historical combined condensed consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the Merger and, with respect to the statements of income only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented. The adjustments included in these unaudited pro forma combined condensed consolidated financial statements are preliminary and may be revised. The unaudited pro forma combined condensed consolidated financial information also does not consider any potential impacts of potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors.

As explained in more detail in the accompanying notes to the unaudited pro forma combined condensed consolidated financial information, the pro forma allocation of purchase price reflected in the unaudited pro forma combined condensed consolidated financial information is subject to adjustment. Adjustments may include, but are not limited to, changes in (i) total Merger-related expenses if implementation costs vary from currently estimated amounts; (ii) the underlying values of assets and liabilities if market conditions differ from current assumptions; or (iii) if information unknown as of the completion of the Merger becomes known.

The unaudited pro forma combined condensed consolidated financial information is provided for illustrative purposes only. The unaudited pro forma combined condensed consolidated financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined condensed consolidated financial information and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined condensed consolidated financial statements should be read together with:

•	The accompanying notes to the unaudited pro forma combined condensed consolidated financial information;
•	Sterling Bancorp’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the period ended September 30, 2017 included in Sterling Bancorp’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed with the Securities and Exchange Commission (“SEC”) on November 3, 2017;
•	Sterling Bancorp’s separate audited historical consolidated financial statements and accompanying notes as of and for the period ended December 31, 2016 included in Sterling Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 27, 2017;

•	Astoria’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the period ended June 30, 2017 included in Astoria’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 filed with the SEC on August 4, 2017;
•	Astoria’s separate audited historical consolidated financial statements and accompanying notes as of and for the periods ended December 31, 2016 and 2015 included in Astoria’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 28, 2017;
•	Astoria’s separate audited historical consolidated financial statements and accompanying notes as of and for the period ended December 31, 2014 included in Astoria’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 29, 2016; and
•	Other information pertaining to Sterling Bancorp and Astoria contained in or incorporated by reference in Sterling Bancorp’s Registration Statement on Form S-4 in connection with the Merger filed with the SEC on April 5, 2017, as amended on April 21, 2017.

Sterling Bancorp and Subsidiaries

Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet

June 30, 2017

		Astoria	Pro Forma	Notes
(Dollars in thousands)	Sterling	Financial	Merger	(See	Pro Forma
	Bancorp	Corp.	Adjustments	Legend)	Combined

Assets:
Cash	$282,167	$105,764	$-		$387,931
Securities	3,552,176	3,170,445	(39,493)	A	6,683,128
Federal funds sold	-	-	-		-
Loans held for sale	-	7,920	-		7,920
Loans	10,232,317	9,899,632	(336,909)	B	19,795,040
Allowance for loan losses	(70,151)	(79,500)	79,500	C	(70,151)
Net loans	10,162,166	9,820,132	(257,409)		19,724,889
Federal Home Loan Bank and Federal Reserve Bank Stock	160,241	105,958	-		266,199
Accrued interest receivable	47,548	34,017	-		81,565
Premises and equipment	57,794	96,005	177,137	D	330,936
Other real estate owned	10,198	14,807	(1,600)	E	23,405
Goodwill	696,600	185,151	549,112	F	1,430,863
Other intangible assets	61,884	10,168	99,938	G	171,990
Bank owned life insurance	202,911	442,388	-		645,299
Other assets	142,991	155,585	48,350	H	346,926
Total assets	$15,376,676	$14,148,340	$576,035		$30,101,051

Liabilities:
Deposits	$10,502,710	$8,889,556	$14,758	I	$19,407,024
Fed funds purchased and repurchase agreements	122,596	1,270,000	43,279	J	1,435,875
Federal Home Loan Bank borrowings	2,290,000	1,710,000	39,464	K	4,039,464
Senior notes	76,635	197,945	3,476	L	278,056
Subordinated notes	172,607	-	-		172,607
Other liabilities	280,745	341,803	(8,994)	M	613,554
Total liabilities	13,445,293	12,409,304	91,983		25,946,580

Equity capital:
Preferred stock “STL Series A Preferred Stock”	-	129,796	9,616	N	139,412
Common stock	1,411	1,665	(773)	O	2,303
Surplus	1,592,299	824,451	1,258,333	P	3,675,083
Retained earnings	415,617	2,175,308	(2,175,308)	Q	415,617
Treasury shares (other equity capital components)	(61,576)	(1,336,244)	1,336,244	R	(61,576)
Accumulated other comprehensive (loss)	(16,368)	(55,940)	55,940	S	(16,368)
Total equity capital	1,931,383	1,739,036	484,052		4,154,471

Total liabilities and equity capital	$15,376,676	$14,148,340	$576,035		$30,101,051

Sterling Bancorp and Subsidiaries

Unaudited Pro Forma Combined Condensed Consolidated Statement of Income

For the six months ended June 30, 2017

		Astoria	Pro Forma	Notes
(Dollars in thousands)	Sterling	Financial	Merger	(See	Pro Forma
	Bancorp	Corp.	Adjustments	Legend)	Combined
Interest income:
Loans	$216,410	$178,123	$28,076	T	$422,609
Investment securities	40,804	36,615	3,949	U	81,368
Other earning assets	3,049	3,575	-		6,624
Total interest income	260,263	218,313	32,025		510,601

Interest expense:
Deposits	20,413	12,976	(2,405)	V	30,984
Borrowings	17,802	46,685	(14,370)	W	50,117
Total interest expense	38,215	59,661	(16,775)		81,101
Net interest income	222,048	158,652	48,800		429,500
Provision for loan losses	9,000	(4,941)	-		4,059
Net interest income after provision	213,048	163,593	48,800		425,441

Non-interest income:
Total non-interest income	26,454	23,716	-		50,170

Non-interest expense:
Salaries and employee benefits	66,418	73,061	-		139,479
Occupancy	16,967	39,828	747	X	57,542
Amortization expense on intangible assets	4,416	-	8,714	Y	13,130
Other	32,206	23,810	-		56,016
Total non-interest expense	120,007	136,699	9,461		266,167

Income before income taxes	119,495	50,610	39,339		209,444
Income taxes	38,028	18,220	15,539	Z	71,787
Net income	81,467	32,390	23,800		137,657
Preferred stock dividend	-	4,388	-		4,388
Net income available to common stockholders	$81,467	$28,002	$23,800		$133,269

Earnings per common share:
Basic	$0.60	$0.28			$0.60
Diluted	0.60	0.28			0.60
Dividends declared per common share	0.14	0.08			0.14

Weighted average common shares outstanding:
Basic	135,241,034	100,595,645			223,262,223
Diluted	135,867,861	100,595,645			223,889,050

Sterling Bancorp and Subsidiaries

Unaudited Pro Forma Combined Condensed Consolidated Statement of Income

For the year ended December 31, 2016

		Astoria	Pro Forma	Notes
(Dollars in thousands)	Sterling	Financial	Merger	(See	Pro Forma
	Bancorp	Corp.	Adjustments	Legend)	Combined
Interest income:
Loans	$390,847	$378,312	$56,152	T	$825,311
Investment securities	66,209	69,966	7,899	U	144,074
Other earning assets	4,495	6,595	-		11,090
Total interest income	461,551	454,873	64,051		980,475

Interest expense:
Deposits	33,189	26,899	(6,572)	V	53,516
Borrowings	24,093	96,360	(28,740)	W	91,713
Total interest expense	57,282	123,259	(35,312)		145,229
Net interest income	404,269	331,614	99,363		835,246
Provision for loan losses	20,000	(9,151)	-		10,849
Net interest income after provision	384,269	340,765	99,363		824,397

Non-interest income:
Total non-interest income	70,987	50,962	0		121,949

Non-interest expense:
Salaries and employee benefits	132,434	150,820	-		283,254
Occupancy	34,486	77,418	1,494	X	113,398
Amortization expense on intangible assets	12,416	-	18,914	Y	31,330
Other	68,566	51,232	-		119,798
Total non-interest expense	247,902	279,470	20,408		547,780

Income before income taxes	207,354	112,257	78,955		398,566
Income taxes	67,382	40,728	31,187	Z	139,297
Net income	139,972	71,529	47,768		259,269
Preferred stock dividend	-	8,775	-		8,775
Net income available to common stockholders	$139,972	$62,754	$47,768		$250,494

Earnings per common share:
Basic	$1.07	$0.62			$1.15
Diluted	1.07	0.62			1.14
Dividends declared per common share	0.28	0.16			0.28

Weighted average common shares outstanding:
Basic	130,607,994	100,388,802			218,448,196
Diluted	131,234,462	100,388,802			219,074,664

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Information

Note 1—Basis of Presentation

The unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting giving effect to the Merger involving Sterling Bancorp and Astoria, with Sterling Bancorp as the acquirer. The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position had the Merger been consummated at June 30, 2017 or the results of operations had the Merger been consummated at January 1, 2016, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The Merger was completed effective October 2, 2017 and provided the right for Astoria common stock holders to receive 0.875 of a share of Sterling Bancorp for each share of Astoria common stock they held immediately prior to the Merger. Based on the New York Stock Exchange (“NYSE”) closing trading price of Sterling Bancorp on June 30, 2017 of $23.25 per share, the pro forma value of the merger consideration was approximately $2.1 billion. In addition, at the effective time of the Merger, each share of Astoria 6.50% Non-Cumulative Perpetual Preferred Stock, Series C, was automatically converted into the right to receive a share of a newly created series of preferred stock of Sterling Bancorp 6.50% Non-Cumulative Perpetual Preferred Stock, Series A.

Under the acquisition method of accounting, the assets and liabilities of Astoria will be recorded at the respective fair values on the Merger date. The fair value on the Merger date represents management’s best estimates based on available information and facts and circumstances in existence on the Merger date. The pro forma allocation of purchase price reflected are in the unaudited pro forma combined condensed consolidated financial information is preliminary and subject to adjustment. Adjustments may include, but are not limited to, changes in (i) total Merger-related expenses if implementation costs vary from currently estimated amounts; (ii) the underlying values of assets and liabilities if market conditions differ from current assumptions; or (iii) if information unknown as of the completion of the Merger becomes known.

The accounting policies of both Sterling Bancorp and Astoria are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassification may be determined.

Note 2—Estimated Merger and Integration Costs

The plan to integrate Sterling Bancorp’s and Astoria’s operations is in the process of being implemented. Over the next several months, the specific details of this implementation will continue to be refined. Sterling Bancorp has assessed the two companies’ personnel, benefit plans, premises, equipment, computer systems, and service contracts to determine where they may take advantage of redundancies or whether it will be beneficial or necessary to convert to one system. Certain decisions arising from these assessments may involve involuntary termination of employees, vacating leased premises, changing information systems, canceling contracts between Astoria and certain service providers, and selling or otherwise disposing of certain premises, furniture, and equipment owned by Sterling Bancorp. Additionally, as part of our formulation of the integration plan, certain actions regarding existing Sterling Bancorp information systems, premises, equipment, benefit plans, supply chain methodologies, supplier contracts, and involuntary termination of personnel may be taken. Sterling Bancorp expects to incur Merger-related expenses including system conversion costs, employee retention and severance agreements, communications to customers, and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature and timing of these integration actions. Most acquisition and restructuring costs are recognized separately from a business combination and generally will be expensed as incurred. We estimate the Merger-related costs to be approximately $165.0 million, expect they will be incurred primarily in the fourth quarter of 2017, and they are not reflected in the accompanying unaudited pro forma combined condensed consolidated financial information.

Note 3—Estimated Annual Cost Savings

Sterling Bancorp expects to realize approximately $100.0 million in annual pre-tax cost savings following the Merger, which management expects to be phased-in over a two-year period, but there is no assurance that the anticipated cost savings will be realized on the anticipated time schedule or at all. These cost savings are not reflected in the presented unaudited pro forma combined condensed consolidated financial information.

Note 4—Pro Forma Merger Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed consolidated financial information. All taxable adjustments were calculated using a 39.5% tax rate to arrive at deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change.

Legend for Pro Forma Merger Adjustments	Pro Forma
(Dollars in thousands)	Merger
Adjustments
A. Adjustment to investment portfolio
To reflect the fair value discount on AFC’s held-to-maturity investment securities portfolio	$(39,493)

B. Adjustments to loans, net of unearned income
To reflect the expected lifetime credit losses in AFC's portfolio loans	$(155,392)
To reflect fair value interest rate mark discount on AFC's portfolio loans	(149,413)
To eliminate net purchase premiums and deferred loan origination costs from loans	(32,104)
Total adjustment to loans, net of unearned income	$(336,909)

C. Adjustment to allowance for loan losses
To reverse AFC's allowance for loan losses at Merger closing date	$79,500
(as credit risk is contemplated and included in the fair value adjustment in item B)

D. Adjustment to properties and equipment, net
To reflect the estimated fair value of AFC's properties and equipment at Merger date, based on appraised value	$177,137

E. Adjustment to other real estate owned, net
To reflect the fair value of AFC's other real estate owned at Merger date, based on discounted appraised value	$(1,600)

F. Adjustments to goodwill, net
To reflect goodwill created as a result of the Merger	$734,263
To reflect elimination of AFC's goodwill at Merger date	(185,151)
Total adjustment to goodwill, net	$549,112

G. Adjustment to core deposit intangible, net
To record the estimated fair value of acquired identifiable intangible assets, calculated as 1.00% of AFC's core deposits	$99,938
NOTE: The acquired core deposit intangible will be amortized over 10 years using the sum-of-the-years-digits method

H. Adjustments to deferred tax asset
To reflect reduction in deferred tax asset as a result of the Merger fair value adjustments:
Adjustment to investment securities	$39,493
Adjustment to loans - expected lifetime credit losses, interest rate adjustment, and loan fees	336,909
Adjustment to allowance for loan losses	(79,500)
Adjustment to properties and equipment, net	(177,137)
Adjustment to other real estate owned, net	1,600
Adjustment to core deposit intangible, net	(99,938)
Adjustment to deposits	14,758
Adjustment to fed funds purchased and repurchase agreements	43,279
Adjustment to Federal Home Loan Bank borrowings	39,464
Adjustment to senior notes	3,476
Adjustment to other liabilities	(8,994)
Subtotal for fair value adjustments	122,404
Calculated deferred taxes at estimated statutory rate of 39.5%	$48,350

Legend for Pro Forma Merger Adjustments	Pro Forma
(Dollars in thousands)	Merger
Adjustments
I. Adjustment to deposits
To record estimated fair value based on current market rates for similar products	$14,758
NOTE: The adjustment will be accreted into income over five years or the estimated lives of the aquired deposits

J. Adjustment to fed funds purchased and repurchase agreements
To record fair value of assumed borrowings based on executed exit price	$43,279

K. Adjustment to Federal Home Loan Bank borrowings
To record fair value of assumed borrowings based on executed exit price	$39,464

L. Adjustment to senior notes
To record fair value of assumed senior notes and eliminate cost of issuance	$3,476

M. Adjustment to other liabilities
To record estimated fair value of assumed retirement plan obligations	$(8,994)

N. Adjustments to preferred stock
To eliminate AFC preferred stock, net of preferred stock issued by Sterling Bancorp to AFC shareholders	$5,204
To record estimated fair value of preferred stock issued	4,412
Total adjustment to preferred stock	$9,616

O. Adjustment to common stock
To eliminate AFC's common stock, net of common stock issued by Sterling Bancorp to AFC shareholders	$(773)

P. Adjustments to surplus
To eliminate AFC's common stock	$(824,451)
To reflect issuance of common stock issues by Sterling Bancorp to AFC shareholders	2,082,784
Total adjustment to surplus	$1,258,333

Q. Adjustment to retained earnings	$(2,175,308)
To eliminate AFC's retained earnings

R. Adjustment to treasury stock, at cost	$1,336,244
To eliminate AFC's treasury stock, at cost

S. Adjustment to accumulated other comprehensive loss	$55,940
To eliminate AFC's accumulated other comprehensive loss

Legend for Pro Forma Merger Adjustments	Six Months	Year
(Dollars in thousands)	Ended	Ended
	Jun 30, 2017	Dec 31, 2016
T. Adjustment to loan interest income
To reflect accretion of loan discount from fair value adjustment over an estimated 6 year average life on a straight-line basis	$28,076	$56,152

U. Adjustment to investment securities interest income
To reflect accretion of securities discount from fair value adjustment over an estimated 5 year average life	$3,949	$7,899

V. Adjustment to deposit interest expense
To reflect accretion of deposit premium from fair value adjustment over an estimated 5 year average life	$(2,405)	$(6,572)

W. Adjustment to borrowings interest expense
To reflect accretion of borrowings premium from fair value adjustment over an estimated 3 year average life	$(14,370)	$(28,740)

X. Adjustment to occupancy
To reflect additional depreciation expense resulting from premises and equipment fair value adjustment; depreciation based on estimated useful life of 20 years	$747	$1,494

Y. Adjustment to other non-interest expense
To reflect amortization of acquired identifiable intangible assets based on amortization period of 10 years and using the sum-of-the-years-digits method of amortization	$8,714	$18,914

Z. Adjustment to income tax provision
To reflect the income tax effect of pro forma adjustments T-Y at estimated marginal tax rate of 39.5%	$15,539	$31,187